SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 7.01	Regulation FD Disclosure

The following information is furnished by Knight Capital Group, Inc. (the “Company”) under Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Certain statements contained herein, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and risks associated with the unprecedented current market conditions and the resulting volatility, credit tightening and counterparty risk, as well as the negative effect on performance and assets under management in our Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

On October 30, 2008, Deephaven Capital Management LLC (“Deephaven”), the managing member of the Deephaven Global Multi-Strategy Fund LLC (the “GMS Onshore Fund”) and the investment manager of the Deephaven Global Multi-Strategy Fund Ltd. (the “GMS Offshore Fund”, and together with the GMS Onshore Fund, collectively, the “GMS Funds”) announced that it has determined, with the approval of the Board of Directors of the GMS Offshore Fund that, it would be in the best interests of all investors in the GMS Funds to suspend redemptions and withdrawals (hereinafter referred to as “redemptions”), effective immediately, in an effort to protect investors from being disadvantaged by the combination of the current extreme and unprecedented market conditions, the sudden and material industry-wide changes in margin and financing requirements being imposed by prime brokers and ISDA counterparties along with pending redemption requests. The GMS Funds, which as of October 1, 2008 had assets under management of nearly $1.6 billion, have received aggregate redemption requests through January 31, 2009 of approximately thirty (30%) percent of the assets under management. Deephaven will proceed, in consultation with investors, promptly to develop a plan for meeting redemptions and for managing the GMS Funds under the current market conditions.

Simultaneously, Deephaven announced that it has determined, with the approval of the Board of Directors of the Deephaven International Volatility Strategies Fund Ltd. (the “IVS Offshore Fund”) to suspend redemptions effective immediately in the IVS Offshore Fund and the Deephaven International Volatility Strategies Fund LLC (the “IVS Onshore Fund”, and together with the IVS Offshore Fund, collectively, the “IVS Funds”) similarly in the best interests of all investors in the IVS Funds to protect investors from the same factors as described above. The IVS Funds, which as of October 1, 2008 had assets under management of approximately $70 million, have received aggregate redemption requests through January 31, 2009 of approximately sixty-three (63%) percent of the assets under management. Deephaven will also develop a plan in consultation with the investors of the IVS Funds for meeting redemptions and for managing the IVS Funds under the current market conditions.

As of September 30, 2008, the Company had approximately $63.3 million invested in Deephaven managed funds. Of this amount, $32.5 million was invested in the GMS Funds and $15.9 million was invested in the IVS Funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 30, 2008

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary